Exhibit 10.6

November 20, 2023

STRICTLY CONFIDENTIAL

Colombier Acquisition Corp. II

214 Brazilian Avenue, Suite 200-J

Palm Beach, FL 33480

Re:	Financial Advisory Services

Dear Omeed:

This letter agreement (the “Agreement”) sets forth the terms and conditions under which Colombier Acquisition Corp. II (the “Company”) has retained Roth Capital Partners, LLC (“Roth”) to act as the Company’s financial advisor in connection with a proposed initial public offering (the “Offering”) by the Company of its equity securities.

Roth will provide such financial advisory services to the Company in connection with the Offering and as the Company may reasonably request of Roth from time to time in writing (email will suffice), including, but not limited to, advice and guidance regarding the terms and conditions of the Offering, the marketing of the Offering, and related matters (the “Services”). For the avoidance of doubt, the parties acknowledge that Roth is being retained solely to provide the Services set forth above, and that Roth is not being retained to act as an underwriter or member of any selling syndicate in connection with the Offering. The Services shall not include, and neither Roth nor any of its affiliates shall engage in, the solicitation or distribution of the securities to be issued in the Offering. Further, Roth is providing the Services set forth herein solely in an advisory capacity, and the Company retains full discretion as to whether or not to follow such advice.

Roth’s fee for the Services will be $450,000 (or up to $517,500, in the aggregate, if the underwriters’ over-allotment option is exercised in full) payable upon the closing of the Offering. Additionally, up to $1,050,000 (or up to $1,207,500, in the aggregate, if the underwriters’ over-allotment option is exercised in full) will be paid to Roth at the closing, if any, of the Company’s initial business combination in accordance with the terms of the Company’s governing documents. Notwithstanding the foregoing, the Company may determine in its sole discretion not to pay a portion of the deferred fee otherwise payable to Roth at the closing of the Company’s initial business combination and to instead use such amount for expenses in connection with the initial business combination. However, in no case will Roth’s payment at the closing of an initial business combination be less than $150,000 (or up to $172,500 in the aggregate, if the underwriter’s over-allotment option is exercised in full). If an initial business combination does not occur, then no deferred fees of any sort related to such transaction shall be payable to Roth.

The Company hereby agrees to indemnify Roth and its affiliates as set forth in EXHIBIT I attached hereto, which is subject, in all respects, to the waiver against the Trust Account (as defined below) as set forth below.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and Roth consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF ROTH AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

In the event of the consummation and public disclosure of the Offering, the Company hereby consents to the placement by Roth of customary “tombstone” advertisements reflecting Roth’s engagement as a financial advisor in connection with the Offering, subject to the Company’s reasonable approval of such advertisements.

Roth, on behalf of itself and its officers, directors, employees, affiliates and assigns (collectively, including Roth, the “Roth Parties”), acknowledges that none of the Roth Parties has presently or in the future will have any right, title, interest or claim of any kind or to make a claim of any kind against the Trust Account (as defined below) or distributions therefrom) in or to (collectively, the “Released Claims”) (i) any monies held in the trust account into which a portion of the net proceeds of the Offering and the sale of certain private placement warrants in connection therewith shall be deposited, together with interest accruing thereon from time to time (the “Trust Account”), which funds may only be released from the Trust Account for the limited purposes and circumstances set forth in the Company’s governing documents or as otherwise set forth in the Company’s initial public offering (“IPO”) prospectus, (ii) any distributions from the Trust Account, or (iii) any other asset of the Company, except as specifically set forth herein with respect to the fee set forth in paragraph three above (solely in the event that the Company consummates an initial business combination) as further set forth in the Company’s registration statement on Form S-1 and the Company’s Trust Agreement. Roth, on behalf of itself and the Roth Parties, in consideration for the Company’s willingness to enter into this agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, hereby irrevocably waives any Released Claims that any Roth Party may have, presently or in the future, against the Trust Account (including any distributions therefrom or property acquired with any such distributions) and hereby further waives any claim that any Roth Party may have presently or in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees that no Roth Party will attempt to seek recourse against the Trust Account or any distributions therefrom (including any property acquired from any distributions) for any reason whatsoever (including for an alleged breach of this engagement letter or any other matter relating in any way to any contract or agreement between Roth, on the one hand, and the Company or its affiliates, on the other hand). This paragraph of this Agreement will survive any expiration of this Agreement.

Roth agrees to keep confidential all nonpublic information provided to it by the Company, including without limitation trade information, business practices, trade secrets, and other proprietary information (the “Company Information”). Notwithstanding any provision herein to the contrary, Roth may disclose Company Information to its affiliates, members, officers, accountants, agents, legal advisors and employees (the “Roth Representatives”) to the extent required for the exclusive purpose of this Agreement. Roth shall cause each of its Roth Representatives to whom the Company Information is disclosed to commit to keeping such Company Information confidential as provided by this paragraph. Roth shall be responsible for any direct damages to Company to the extent caused by breaches of this paragraph by any of its Roth Representatives. Company Information shall be considered public and not protected by this Agreement if (a) it is or becomes generally available to the public other than as a result of a disclosure by the receiving party or a representative of the receiving party in breach of the terms of this paragraph, (b) it becomes available to the receiving party on a non-confidential basis from a source not known by the receiving party to be under a duty of confidentiality to the disclosing party, or (c) if it is already known to the receiving party at the time of disclosure. Nothing in this Agreement shall obligate Roth to refrain from disclosure of Company Information hereunder to the extent such disclosure is required by law, regulation or judicial process or at the request of a regulatory authority. In the event that any Company Information is required to be disclosed by law, including without limitation, pursuant to the terms of a subpoena or similar document or in connection with litigation or other legal proceedings, Roth hereby agrees, to the extent permitted by applicable law or regulation, to notify the Company promptly of the existence, terms and circumstances surrounding such request. To the extent permitted by applicable law or regulation, Roth shall allow the Company, in its sole discretion and at its sole expense, to contest the disclosure of Company Information, and Roth will reasonably cooperate with the Company in such efforts to contest such disclosure at the Company’s expense. Roth hereto acknowledges and agrees that irreparable damage would occur to the Company in the event any of the provisions of this paragraph are not performed in accordance with their specific terms or are otherwise breached and monetary damages would not be a sufficient remedy for any such non-performance or breach. Accordingly, the Company shall be entitled to specific performance of the terms of this paragraph, including, without limitation, an injunction or injunctions to prevent breaches of the provisions of this paragraph and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the State of New York and of the United States of America located in the Borough of Manhattan, New York City (and appellate courts therefrom) in addition to any other remedy to which such party may be entitled at law or in equity. The parties hereto agree that the provisions of this paragraph will survive for two (2) years.

All notices or other communications (including requests for performance of the Services by the Company) to be given hereunder shall be in writing and shall be sent by delivery in person, by courier service, by electronic mail transmission (including, for the avoidance of doubt, by electronic mail transmission containing an electronic link to a communication or notification that is electronically accessible) or telecopy or by registered or certified mail (postage prepaid, return receipt requested) addressed as follows or such other address as may be substituted by notice as herein provided:

If to the Company, to the address set forth on the first page of this Agreement.

If to Roth:

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

rothspacbanking@roth.com

Any notice given hereunder shall be deemed to have been given upon the earliest of: (i) receipt, (ii) three (3) days after being deposited in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested and (iii) one (1) day after being sent by Federal Express or other recognized overnight delivery service, return receipt requested. In the case of notices to and from the U.S. to any other country, such notices shall be deemed to have been given upon the earlier of (A) receipt and (B) two (2) days after being sent by Federal Express or other recognized courier service, return receipt requested. In the case of notices sent by electronic mail transmission or telecopy, such notices shall be deemed to have been given when sent.

This Agreement incorporates the entire agreement, and supersedes all prior agreements, arrangements or understandings (whether oral or written), between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the attached copy of this Agreement to us.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Joseph Tonnos
Name:	Joseph Tonnos
Its:	Managing Director

Accepted as of the date first above written:

COLOMBIER ACQUISITION CORP. II

By:	/s/ Omeed Malik
Name:	Omeed Malik
Its:	Chief Executive Director

EXHIBIT I

Indemnification Provisions

The Company agrees to indemnify and hold harmless Roth and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (Roth and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Roth of the services contemplated by or the engagement of Roth pursuant to this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Indemnified Party’s willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Roth pursuant to, or the performance by Roth of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Roth’s willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes material harm to the Company, or materially prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnification Party that are not available to the Company, or that there exists a conflict or potential conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both parties (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing Indemnified Parties.

If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Roth on the other hand, of a Transaction whether or not a Transaction is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and Roth, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Roth of a Transaction as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company in connection with a Transaction bear to the fees paid or to be paid to Roth under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Roth shall not be required to contribute any amount in excess of the amount by which fees paid to Roth hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Roth has otherwise been required to pay.

The Company agrees that without Roth’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not Roth or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse Roth on a quarterly basis for all properly-invoiced expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.